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                                                                      EXHIBIT 21


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                                            STATE OF                   OTHER NAMES UNDER WHICH
NAME OF SUBSIDIARY                          INCORPORATION              THE ENTITY DOES BUSINESS
------------------                          -------------              ------------------------
Metcare Health Plans, Inc.                  Florida                             None
Metcare MIS, Inc.                           Florida                             None
Metcare Pharmacy Group, Inc.                Florida                             None
MetCare VIII, Inc.                          Florida                             None
MetCare IV. Inc.                            Florida                             None
MetCare X, Inc.                             Florida                             None
MetCare of Florida, Inc.                    Florida                             None
MetCare Rx,(FL) Inc.                        Florida                             None
Metlabs, Inc.                               Florida                             None
Ben-Tal Pharmacy Services, Inc              New York                            None
R&K Pharmacy Services, Inc.                 Florida                             None
Metcare Rx, (MD) Inc.                       Maryland                            None
Metcare Ventures, Inc.                      Florida                             None

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